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Exhibit 3.17

Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RAG ROYALTY COMPANY", CHANGING ITS NAME FROM "RAG ROYALTY COMPANY" TO "FOUNDATION ROYALTY COMPANY", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2004, AT 11:12 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
2877604 8100		AUTHENTICATION:	3266871
040559186		DATE:	07-30-04

State of Delaware Secretary of State Division of Corporations Delivered 11:24 AM 07/30/2004 FILED 11:12 AM 07/30/2004 SRV 040559186 - 2877604 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RAG ROYALTY COMPANY

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is RAG Royalty Company.

        2.     The Certificate of Incorporation of the Corporation hereby is amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

    "1.
    The name of the corporation is:
    Foundation Royalty Company"

        3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The effective date of the Amendment herein certified shall be the date of filing.

        Signed and attested to on July 30, 2004.

/s/ GREG A. WALKER Greg A. Walker Senior Vice President
ATTEST:
/s/ SHARON J. FETHERHUFF Sharon J. Fetherhuff Assistant Secretary

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CYPRUS AMAX ROYALTY COMPANY", CHANGING ITS NAME FROM "CYPRUS AMAX ROYALTY COMPANY" TO "RAG ROYALTY COMPANY", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 1999, AT 2 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
2877604 8100		AUTHENTICATION:	9840225
991267779		DATE:	06-30-99

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYPRUS AMAX ROYALTY COMPANY

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is Cyprus Amax Royalty Company.

        2.     The Certificate of Incorporation of the Corporation hereby is amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

    "1.
    The name of the corporation is:
    RAG Royalty Company"

        3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The effective date of the Amendment herein certified shall be the date of filing.

        Signed and attested to as of June 30, 1999.

CYPRUS AMAX ROYALTY COMPANY
/s/ GREG A. WALKER Greg A. Walker Senior Vice President
ATTEST:
/s/ SUSAN E. CHETLIN Susan E. Chetlin Assistant Secretary

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CYPRUS AMAX ROYALTY COMPANY", FILED IN THIS OFFICE ON THE SECOND DAY OF APRIL, A.D. 1998, AT 10 O'CLOCK A.M.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
2877604 8100		AUTHENTICATION:	9009392
981127583		DATE:	04-02-98

CERTIFICATE OF INCORPORATION

of

CYPRUS AMAX ROYALTY COMPANY

        1.     The name of the corporation is:

Cyprus Amax Royalty Company

        2.     The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is:

    To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

        5.     The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
Morris W. Kegley	9100 E. Mineral Circle Englewood, CO 80112
Sharon J. Fetherhuff	9100 E. Mineral Circle Englewood, CO 80112
Dale E. Huffman	9100 E. Mineral Circle Englewood, CO 80112

The powers of the incorporators shall terminate upon the filing of this certificate of incorporation.

        6.     The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders or until their respective successors are elected and qualify are as follows:

NAME	MAILING ADDRESS
Garold R. Spindler	9100 E. Mineral Circle Englewood, CO 80112
Gerald J. Malys	9100 E. Mineral Circle Englewood, CO 80112
Philip C. Wolf	9100 E. Mineral Circle Englewood, CO 80112

        7.     The corporation is to have perpetual existence.

        8.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

        9.     Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

        10.   Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.

        11.   The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, to make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 1st day of April, 1998.

/s/ MORRIS W. KEGLEY Morris W. Kegley
/s/ SHARON J. FETHERHUFF Sharon J. Fetherhuff
/s/ DALE E. HUFFMAN Dale E. Huffman

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Exhibit 3.17